SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

Triton PCS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

333-57715	23-2930873
(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Cassatt Road
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 651-5900

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On May 30, 2003, Triton PCS, Inc. issued a press release announcing the pricing of a private offering of $725.0 million aggregate principal amount of 8 1/2% senior notes due 2013 pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended. A copy of this press release was filed as Exhibit 99.1 to Triton’s original Form 8-K dated May 30, 2003.

On June 13, 2003, Triton completed the private placement of its 8 1/2% notes and received aggregate net proceeds of approximately $710.5 million. The 8 1/2% notes are guaranteed by all of Triton’s existing, domestic subsidiaries other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (the indirect subsidiaries that hold Triton’s real property and leasehold interests and its FCC licenses, respectively). Cash interest on the 8 1/2% notes is payable semi-annually on December 1 and June 1, beginning on December 1, 2003. Triton used a portion of such proceeds to retire its senior credit facility and to repurchase its 11% senior subordinated discount notes due 2008 tendered as of 5:00 p.m. June 12, 2003 in response to its tender offer (as described further below).

In connection with the offering, Triton entered into a purchase agreement, an indenture and a registration rights agreement, which are being filed with this amended report as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. Pursuant to the registration rights agreement, Triton has agreed to use reasonable best efforts to file a registration statement to register notes with terms substantially identical to the newly issued 8 1/2% notes to be offered in exchange for the outstanding 8 1/2% notes on or before September 11, 2003, and to have such registration statement declared effective on or before November 10, 2003. This amended report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale or exchange of the 8 1/2% notes in any state in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state.

Also on June 13, 2003, Triton entered into a new revolving credit facility with a group of lenders pursuant to which such lenders agreed to provide Triton with up to $100.0 million in revolving loans. A copy of the new revolving credit facility is being filed as Exhibit 4.3 to this amended report. Triton’s obligations under this credit facility will be secured by all of its existing domestic subsidiaries other than Triton Property Company L.L.C. and Triton License Company, L.L.C. Because Triton Property Company L.L.C. and Triton License Company, L.L.C. will not be guarantors under the new revolving credit facility, pursuant to the terms of the indentures governing Triton’s 11% notes, Triton’s 9 3/8% senior subordinated notes due 2011 and Triton’s 8 3/4% senior subordinated notes due 2011, Triton Property Company L.L.C. and Triton License Company L.L.C. were released from their guarantees of each of these series of notes.

On May 22, 2003, Triton commenced a tender offer to purchase up to $315.0 million aggregate principal amount of its 11% notes for cash. On May 30, 2003, Triton amended the terms of its tender offer to an offer to purchase any and all of its outstanding 11% notes ($511,989,000 aggregate principal amount outstanding). The amended terms included, among other things, an extension of the early tender date to June 12, 2003, an increase to the early tender premium and the addition of an early tender settlement date. A copy of Triton’s press release announcing the amendments to its tender offer was filed as Exhibit 99.2 to the original Form 8-K.

On June 13, 2003, Triton used a portion of the proceeds from the sale of the 8 1/2% notes to purchase approximately $407.4 million principal amount of 11% notes validly tendered by 5:00 p.m., June 12, 2003, pursuant to the tender offer for aggregate cash consideration of approximately $437.0 million, representing the tender offer consideration plus accrued and unpaid interest from the last interest payment date to, but excluding, June 13, 2003. Triton’s tender offer expires at midnight, New York City time on Thursday, June 19, 2003, unless extended. Promptly thereafter, Triton will purchase any and all 11% notes validly tendered after June 12, 2003 but prior to midnight, June 19, 2003. Nothing in this report should be construed as an offer to purchase any outstanding 11% notes, as such offer is only being made upon the terms and is subject to the conditions set forth in an Offer to Purchase dated May 22, 2003, as amended by the Supplement to Offer to Purchase dated May 30, 2003. A copy of Triton’s press release announcing the completion of its offering of the 8 1/2% notes, the closing of the new revolving credit facility and the repurchase of its 11% notes pursuant to the tender offer is being filed as Exhibit 99.3 to this amended report.

In accordance with the terms of the indenture governing the 11% notes, the trustee, on behalf of Triton, notified holders of the 11% notes that Triton will redeem any remaining outstanding 11% notes on July 14, 2003, the redemption date. Triton will pay a redemption price of 105.50% of the principal amount of the 11% notes plus accrued and unpaid interest to, but not including, the redemption date.

Robert Stokes resigned as a member of the board of directors of Triton PCS Holdings, Inc. (“Holdings”) effective as of June 10, 2003. Mr. Stokes’ letter of resignation did not indicate any disagreement with management. Mr. Stokes was nominated as a Class II member of Holdings’ board of directors by AT&T Wireless PCS, LLC (“AT&T Wireless”) in accordance with Holdings’ restated certificate of incorporation. In a separate letter, AT&T Wireless indicated that it did not intend, at the current time, to nominate a replacement member for Holdings’ board, but without waiving any of AT&T Wireless’ rights to do so in the future.

Item 7. Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

1.1	Purchase Agreement, dated as of May 30, 2003, by and among Triton PCS, Inc., the Guarantors named therein, Lehman Brothers Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Rabo Securities USA, Inc.

4.1	Indenture, dated as of June 13, 2003, among Triton PCS, Inc., the Guarantors named therein and The Bank of New York, as trustee.

4.2	Registration Rights Agreement, dated as June 13, 2003, among Triton PCS, Inc., the Guarantors named therein and Lehman Brothers Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Rabo Securities USA, Inc.

4.3	Credit Agreement dated as of June 13, 2003, among Triton PCS, Inc., Triton PCS Holdings, Inc., the Lenders party thereto, Lehman Commercial Paper, Inc., as Administrative Agent, Cobank, ACB, as Co-Syndication Agent, Citicorp North America, Inc., as Co-Syndication Agent, Chase Lincoln First Commercial Corporation, as Co-Documentation Agent and Merrill Lynch Capital Corporation, as Co-Documentation Agent.

99.1	Press Release, dated May 30, 2003, announcing the pricing of the 8 1/2% notes (incorporated by reference to Exhibit 99.1 of the original report on Form 8-K dated filed May 30, 2003 and filed June 2, 2003).

99.2	Press Release, dated May 30, 2003, announcing the amendment to the terms of the tender offer for Triton’s 11% notes (incorporated by reference to Exhibit 99.2 of the original report on Form 8-K dated May 30, 2003 and filed June 2, 2003).

99.3	Press Release, dated June 13, 2003, announcing the closing of the sale of the 8 1/2% notes, the repurchase of early tendered 11% notes and the consummation of the new revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS, INC.

Dated: June 16, 2003	By:	/s/ DAVID D. CLARK
David D. Clark Chief Financial Officer